Exhibit 99

Silicon Labs Reports Third Quarter 2023 Results

IoT leader delivers solid results in a challenging market environment

AUSTIN, Texas – November 1, 2023 – Silicon Labs (NASDAQ: SLAB), a leader in secure, intelligent wireless technology for a more connected world, reported financial results for the third quarter, which ended September 30, 2023.

“The Silicon Labs team executed well in the third quarter, driving revenue and EPS that exceeded the mid-point of our guidance,” said Matt Johnson, President and Chief Executive Officer at Silicon Labs. “The current demand environment remains quite weak as we navigate this cyclical inventory correction, and end market visibility continues to be challenging. That said, we are pleased with our record design win performance in the quarter and continued advancements in our industry-leading platform. We believe this positions us well for growth and higher earnings power when the market recovers.”

Third Quarter Financial Highlights

•	Revenue was $204 million

•	Industrial & Commercial revenue for the quarter was $121 million

•	Home & Life revenue for the quarter was $83 million

Results on a GAAP basis:

•	GAAP gross margin was 58.4%

•	GAAP R&D expenses were $79 million

•	GAAP SG&A expenses were $28 million

•	GAAP operating income as a percentage of revenue was 6%

•	GAAP diluted earnings per share were $0.32

Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:

•	Non-GAAP gross margin was 58.5%

•	Non-GAAP R&D expenses were $64 million

•	Non-GAAP SG&A expenses were $31 million

•	Non-GAAP operating income as a percentage of revenue was 12%

•	Non-GAAP diluted earnings per share were $0.62

Business Highlights

•	Hosted its fourth annual Works With Conference in August, which attracted thousands of top IoT developers and included panels with partners from Amazon, Google, Samsung, and many more. The virtual event covered a broad range of IoT technologies and trends, including Bluetooth, Wi-Fi, Matter, Wi-Sun, and Amazon Sidewalk, as well as the latest developments in security and AI/ML.

•	Announced its next-generation Series 3 platform, purpose-built for embedded IoT devices. Series 3 devices will be designed to offer industry-leading compute, wireless performance, scalability, and energy efficiency with the highest levels of IoT security. Notably, new levels of compute will bring more than 100x the processing capability of Series 2 and will include integrated AI/ ML accelerators for edge devices, enabling consolidation of system processing into wireless SoCs. Silicon Labs also announced the next version of their developer tool suite, Simplicity Studio, to help developers and device manufacturers streamline and accelerate product designs.

Business Outlook

The company expects fourth-quarter revenue to be between $70 to $100 million. The company also estimates the following results:

On a GAAP basis:

•	GAAP gross margin to be 53%

•	GAAP operating expenses of approximately $123 million

•	GAAP diluted earnings (loss) per share between $(2.39) to $(1.95)

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the reconciliation tables:

•	Non-GAAP gross margin to be 53%

•	Non-GAAP operating expenses of approximately $94 million

•	Non-GAAP diluted earnings (loss) per share between $(1.66) to $(1.22)

Earnings Webcast and Conference Call

Silicon Labs will host an earnings conference call to discuss the quarterly results and answer questions at 7:30 am CDT today. An audio webcast will be available on Silicon Labs' website (www.silabs.com) under Investor Relations. In addition, the company will post an audio recording of the event at investor.silabs.com and make a replay available through December 1, 2023.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, thriving ecosystem, and robust support make us an ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly with innovative solutions that transform industries, grow economies, and improve lives. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of COVID-19 on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Thomas Haws, Investor Relations Manager, (512) 416-8500, investor.relations@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Revenues	$203,760	$269,817	$695,413	$766,781
Cost of revenues	84,735	104,232	278,753	281,521
Gross profit	119,025	165,585	416,660	485,260
Operating expenses:
Research and development	79,042	84,624	254,340	245,677
Selling, general and administrative	27,766	50,738	113,363	144,398
Operating expenses	106,808	135,362	367,703	390,075
Operating income	12,217	30,223	48,957	95,185
Other income (expense):
Interest income and other, net	2,938	4,672	15,554	9,616
Interest expense	(1,359)	(1,527)	(4,611)	(4,874)
Income before income taxes	13,796	33,368	59,900	99,927
Provision for income taxes	3,388	14,188	23,479	36,871
Equity-method earnings (loss)	(60)	1,819	(1,150)	2,985
Net income	$10,348	$20,999	$35,271	$66,041

Earnings per share:
Basic	$0.33	$0.62	$1.11	$1.84
Diluted	$0.32	$0.60	$1.07	$1.79

Weighted-average common shares outstanding:
Basic	31,796	34,079	31,789	35,935
Diluted	32,078	34,779	32,919	36,968

Non-GAAP Financial Measurements

In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.

The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended September 30, 2023
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$203,760

Gross profit	119,025	58.4%	$192	$--	$18	$119,235	58.5%

Research and development	79,042	38.8%	8,598	6,239	269	63,936	31.4%

Selling, general and administrative	27,766	13.6%	(3,000)	19	8	30,739	15.1%

Operating income	12,217	6.0%	5,790	6,258	295	24,560	12.1%

	Three Months Ended September 30, 2023
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Termination Costs*	Equity-Method Investment Adjustments*	Income Tax Adjustments	Non- GAAP Measure
Net income	$10,348	$5,790	$6,258	$295	$60	$(2,778)	$19,973

Diluted shares outstanding	32,078						32,078

Diluted earnings per share	$0.32						$0.62

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending December 30, 2023
Business Outlook	GAAP Measure	Non-GAAP Adjustments**	Non-GAAP Measure
Gross margin	53%	0%	53%

Operating expenses	$123	$(29)	$94

Diluted earnings (loss) per share - low	$(2.39)	$0.73	$(1.66)

Diluted earnings (loss) per share - high	$(1.95)	$0.73	$(1.22)

** Non-GAAP adjustments include the following estimates: stock compensation expense of $16.5 million, intangible asset amortization of $6.2 million, termination costs of $6.5 million, and the associated tax impact from the aforementioned items.

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$159,928	$499,915
Short-term investments	257,157	692,024
Accounts receivable, net	102,142	71,437
Inventories	167,581	100,417
Prepaid expenses and other current assets	86,727	97,570
Total current assets	773,535	1,461,363
Property and equipment, net	150,839	152,016
Goodwill	376,389	376,389
Other intangible assets, net	65,744	84,907
Other assets, net	108,555	94,753
Total assets	$1,475,062	$2,169,428

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$48,086	$89,860
Revolving line of credit	45,000	--
Deferred revenue and returns liability	10,066	6,780
Other current liabilities	61,991	89,136
Total current liabilities	165,143	185,776
Convertible debt, net	--	529,573
Other non-current liabilities	49,997	49,071
Total liabilities	215,140	764,420
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	--	--
Common stock – $0.0001 par value; 250,000 shares authorized; 31,779 and 31,994 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	3	3
Retained earnings	1,262,518	1,415,693
Accumulated other comprehensive loss	(2,599)	(10,688)
Total stockholders’ equity	1,259,922	1,405,008
Total liabilities and stockholders’ equity	$1,475,062	$2,169,428

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2023	October 1, 2022
Operating Activities
Net income	$35,271	$66,041
Adjustments to reconcile net income to net cash provided by (used in) operating activities of continuing operations:
Depreciation of property and equipment	18,992	16,514
Amortization of other intangible assets	19,162	27,328
Amortization of debt issuance costs	960	1,492
Loss on extinguishment of convertible debt	--	3
Stock-based compensation expense	37,167	43,213
Equity-method (earnings) loss	1,150	(2,985)
Deferred income taxes	(5,881)	(13,126)
Changes in operating assets and liabilities:
Accounts receivable	(30,706)	21,641
Inventories	(66,971)	(39,100)
Prepaid expenses and other assets	8,085	(28,404)
Accounts payable	(37,039)	26,694
Other current liabilities and income taxes	(39,155)	17,962
Deferred revenue and returns liability	3,286	(2,144)
Other non-current liabilities	6,794	(7,713)
Net cash provided by (used in) operating activities of continuing operations	(48,885)	127,416

Investing Activities
Purchases of marketable securities	(91,493)	(579,507)
Sales of marketable securities	365,073	42,952
Maturities of marketable securities	171,766	597,399
Purchases of property and equipment	(18,533)	(20,057)
Purchases of other assets	(395)	--
Net cash provided by investing activities of continuing operations	426,418	40,787

Financing Activities
Proceeds from revolving line of credit	80,000	--
Payments on debt	(571,157)	(21)
Repurchases of common stock	(217,137)	(681,695)
Payment of taxes withheld for vested stock awards	(17,239)	(14,732)
Proceeds from the issuance of common stock	8,013	6,366
Net cash used in financing activities of continuing operations	(717,520)	(690,082)

Discontinued Operations
Operating activities	--	(69,467)
Net cash used in discontinued operations	--	(69,467)

Decrease in cash and cash equivalents	(339,987)	(591,346)
Cash and cash equivalents at beginning of period	499,915	1,074,623
Cash and cash equivalents at end of period	$159,928	$483,277